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                                                               Exhibit No. 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Madison Gas and Electric Company ( the "Company") on Form S-3 of our report dated February 6, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's annual report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
July 21, 1998